Exhibit 99.1

Relativity Acquisition Corp. Announces Funding and Extension of Deadline to Complete Business Combination

New York, NY, Aug. 07, 2023 (GLOBE NEWSWIRE) – Relativity Acquisition Corp. (“Relativity”) (Nasdaq: RACY) announced today that it had extended the date by which it has to consummate a business combination from August 15, 2023 to November 15, 2023 (the “Extension”). The Extension is the first of two three-month extensions permitted under Relativity’s governing documents. In accordance with Relativity Acquisition Sponsor LLC’s request and with the Relativity’s governing documents, an aggregate amount of $1,000.00 from Relativity’s working capital was deposited into its trust account for its public stockholders on August 3, 2023. The Extension provides Relativity with additional time to complete its business combination.

As previously announced on February 13, 2023, SVES LLC, SVES GO, LLC, SVES CP LLC and SVES Apparel LLC (collectively, “SVES” or the “Company”), an off-price apparel distribution company based in Florida, and Relativity, a special purpose acquisition company, announced they had entered into a definitive business combination agreement. Upon closing of the proposed transaction, the combined company (the “Combined Company”) will operate under the name “SVES, Inc.” and intends to apply to be listed on Nasdaq Stock Exchange under the new ticker symbol “SVES.”

About SVES

SVES LLC, SVES GO, LLC, SVES CP LLC and SVES Apparel LLC (collectively, “SVES”) is a leading wholesale distributor of discount and off-price fashion. SVES delivers differentiated garment and accessory assortments to major off-price retailers in North America and Europe. The SVES management team is led by off-price industry veterans, including Co-Founders Timothy J. Fullum and Salomon Murciano.

About Relativity Acquisition Corp.

Relativity Acquisition Corp. is a blank check company sponsored by Relativity Acquisition Sponsor LLC, a Delaware limited liability company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The management team and board of directors are composed of veteran cannabis and finance industry executives, led by Founder, Chairman and CEO Tarek Tabsh.

Additional Information and Where to Find It

This communication relates to the proposed business combination (“Business Combination”) involving Relativity and SVES. This communication may be deemed to be solicitation material in respect of the proposed Business Combination. Relativity and SVES will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 (the “Registration Statement”), which will include a prospectus with respect to Relativity’s securities to be issued in connection with the Transaction, and a proxy statement of Relativity (the “Proxy Statement”), to be used at the meeting of Relativity’s stockholders to approve the proposed merger and related matters. INVESTORS AND SECURITY HOLDERS OF RELATIVITY ARE URGED TO READ THE REGISTRATION STATEMENT, ANY AMENDMENTS THERETO AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SVES, RELATIVITY AND THE BUSINESS COMBINATION. When available, the Proxy Statement contained in the Registration Statement and other relevant materials for the Transaction will be mailed to stockholders of Relativity as of a record date to be established for voting on the proposed business combination. Investors and security holders will also be able to obtain copies of the Registration Statement, including the Proxy Statement contained therein, and other documents containing important information about each of the companies once such documents are filed with the SEC, without charge, at the SEC’s website at www.sec.gov.

Participants in the Solicitation

Relativity and SVES and their respective directors and officers and other members of management and employees may be deemed participants in the solicitation of proxies in connection with the proposed Transaction. Relativity stockholders and other interested persons may obtain, without charge, more detailed information regarding directors and officers of Relativity in the final prospectus filed with the SEC on February 14, 2022, the Registration Statement/ Proxy Statement and other relevant materials filed with the SEC in connection with the proposed business combination when they become available. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release does not constitute an offer to sell or a solicitation of an offer to buy, or the solicitation of any vote or approval in any jurisdiction in connection with a proposed potential business combination among Relativity and SVES or any related transactions, nor shall there be any sale, issuance or transfer of securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful. Any offering of securities or solicitation of votes regarding the proposed transaction will be made only by means of a proxy statement/prospectus that complies with applicable rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and Securities Exchange Act of 1934, as amended, or pursuant to an exemption from the Securities Act or in a transaction not subject to the registration requirements of the Securities Act.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Generally, statements that are not historical facts in this communication are forward-looking statements. Forward-looking statements herein generally relate to future events or the future financial or operating performance of Relativity, SVES or the combined company expected to result from the Business Combination (the “Combined Company”). Relativity’s and SVES’ actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “anticipate,” “believe,” “budget,” “continue,” “could,” “expect,” “estimate,” “forecast,” “future,” “intend,” “may,” “might,” “strategy,” “opportunity,” “plan,” “possible,” “potential,” “project,” “will,” “should,” “predict,” “scales,” “representative of,” “valuation,” or the negative of these terms, and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are based upon beliefs and assumptions and on information currently available to management of Relativity or SVES and that, while considered reasonable by Relativity, SVES or their respective managements, as the case may be, are subject to risks, uncertainties, and other factors that are inherently uncertain and subject to material change. There can be no assurance that future developments affecting Relativity or SVES will be those that it has anticipated. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein and the risk factors of Relativity and SVES. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside the control of Relativity and are difficult to predict, including general economic conditions and other risks, uncertainties and factors set forth in Relativity’s SEC filings. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction Agreement; (2) the failure of SVES to find financing in connection with the Transaction; (3) the inability to consummate the Transaction in a timely manner or at all, including due to failure to obtain approval of the stockholders of Relativity or other conditions to the closing in the Transaction Agreement, which may adversely affect the price of Relativity’s securities; (4) delays in obtaining or the inability to obtain any necessary regulatory approvals required to complete the Transaction; (5) the risk that the Transaction may not be completed by Relativity’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Relativity; (6) the ability to maintain the listing of Relativity’s securities on a national securities exchange; (7) the inability to obtain or maintain the listing of the combined company’s securities on The Nasdaq Stock Market following the Transaction; (8) the risk that the Transaction disrupts current plans and operations as a result of the announcement and consummation of the Transaction; (9) the ability to recognize the anticipated benefits of the Transaction and to achieve its commercialization and development plans, and to identify and realize additional opportunities, which may be affected by, among other things, competition, the ability of SVES to grow and manage growth economically and to hire and retain key employees; (10) costs related to the Transaction; (11) changes in applicable laws or regulations and SVES’ ability to comply with such laws and regulations; (12) the outcome of any legal proceedings that may be instituted against SVES or against Relativity related to the Transaction Agreement or the Transaction; (13) the enforceability of SVES’ intellectual property, including its patents and the potential infringement on the intellectual property rights of others, (14) the risk of downturns in the highly competitive industry in which SVES operates; (15) the possibility that Relativity or SVES may be adversely affected by other economic, business, and/or competitive factors; and (16) other risks and uncertainties to be identified in the Registration/Proxy Statement (when available) relating to the Transaction, including those under “Risk Factors” therein, and in other filings with the SEC made by Relativity or SVES. Relativity and SVES caution that the foregoing list of factors is not exclusive, and caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Readers are referred to the most recent reports filed with the SEC by Relativity. None of Relativity or SVES undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law.

Contact:

Tarek Tabsh

Chief Executive Officer

Relativity Acquisition Corp.

(888) 710-4420

SVES
Aron From
Chief Financial Officer
Email: aron@sves.com
Phone: (212) 375-6179